Exhibit 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 7 BELOW. THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY SUCH PROVISIONS.

MRI INTERVENTIONS, inc.

12% SECOND-PRIORITY SECURED
NON-CONVERTIBLE PROMISSORY NOTE DUE 2019

US$	________________, 2014

FOR VALUE RECEIVED, the undersigned, MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of ________________ or its registered assigns (collectively, the “Holder”) the principal amount of ___________ Dollars (US$__________), together with accrued and unpaid interest thereon as described herein.

This 12% second-priority secured non-convertible promissory note due 2019 (this “Note”) is one of a series of similar notes issued pursuant to that certain Securities Purchase Agreement dated as of February [●], 2014, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such notes, together with any other 12% second-priority secured non-convertible promissory notes due 2019 issued by the Company as part of the same financing, are referred to herein, collectively, as the “Notes.”

1.            Definitions.

(a)     In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Collateral Agent” means the collateral agent under the Security Agreement.

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of common stock of the Company (“Common Stock”) (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Original Issuance Date” means [___________], 2014.

“Required Holders” means, at any time, holders of a majority in aggregate principal amount of the Notes then outstanding.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement by and between the Company and Landmark Community Bank, as collateral agent for the ratable benefit of the holders of the Notes.

“Senior Debt” shall mean all indebtedness, including principal and all accrued interest thereon, outstanding under that certain Amended and Restated Subordinated Secured Note Due 2016 issued by the Company to Brainlab AG, dated as of March 6, 2013, in the principal amount of $4,289,444.44, as such note may be amended and in effect from time to time.

“Senior Lender” shall mean Brainlab AG, so long as any Senior Debt remains outstanding.

“Subordination Agreement” shall mean an agreement among the Senior Lender, the Collateral Agent and the Company effectuating the subordination of the Company’s obligations under the Notes, and the liens securing the Company’s obligations under the Notes, to the Senior Debt and the liens arising out of or securing the Senior Debt, as otherwise contemplated in Section 7 hereof.

“Third Lien Notes” shall mean the Junior Secured Promissory Notes Due 2020 issued by the Company.

(b)     Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.            Principal Amount. The original principal amount represented by this Note is _____________ Dollars (US$___________).

3.            Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid in full at a fixed rate of twelve percent (12.0%) per annum. Interest will accrue on this Note from and including the first date above on the basis of a 360-day year for the actual number of days elapsed. If any amount payable under this Note is not paid when due (without regard to applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at a fixed rate of fifteen percent (15.0%) per annum from the date of such non-payment until such amount is paid in full.

4.            Payment of Principal and Interest. Interest shall be payable semi-annually, in arrears, on each six-month and one-year anniversary of the Original Issuance Date prior to the Maturity Date (as defined below), except if such date is not a Business Day, in which case such interest shall be payable on the next succeeding Business Day. Subject to earlier payment as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on the fifth (5th) year anniversary of the Original Issuance Date (the “Maturity Date”), except if such date is not a Business Day, in which case such principal and interest shall be payable on the next succeeding Business Day. Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in the records of the Company or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount. Upon payment in full of all principal and interest payable hereunder, the Holder shall promptly surrender this Note to the Company for cancellation.

5.            Prepayment. Subject to the provisions of Section 7 hereof and any Subordination Agreement, following the third (3rd) anniversary of the Original Issuance Date the Company shall be permitted to prepay, without penalty or premium, all, but not less than all, of the unpaid principal amount and any unpaid accrued interest under the Notes at any time. Subject to the provisions of Section 7 hereof and any Subordination Agreement, prior to the third (3rd) anniversary of the Original Issuance Date the Company shall be permitted to prepay all, but not less than all, of the unpaid principal amount and any unpaid accrued interest under the Notes at any time, provided that the Company shall also pay the applicable pre-payment premium set forth below (calculated as a percentage of the outstanding principal amount of the Notes):

Time of Prepayment	Premium
Prior to the first anniversary of the Original Issuance Date	10%
Following the first anniversary of the Original Issuance Date, but prior to the second anniversary of the Original Issuance Date	8%
Following the second anniversary of the Original Issuance Date, but prior to the third anniversary of the Original Issuance Date	6%

6.            Security Interest. This Note is secured by a security interest in the Company’s property and assets pursuant to the Security Agreement, to which reference is made for a description of the security for this Note.

7.            Subordination. Except as expressly provided in Section 4 above with respect to semi-annual payments of accrued interest, the Company and the Holder hereby agree that the obligations of the Company to the Holder hereunder shall be subordinated in all respects, including in right of payment, to the Senior Debt and that the Holder shall not be entitled to receive any payment from the Company hereunder until the Senior Debt has been discharged in full. The Holder, by its acceptance of this Note, (a) irrevocably authorizes the Collateral Agent, on the Holder’s behalf, to take such action as may be requested by the Senior Lender or the Company to effectuate such subordination as provided in this Section 7, including, without limitation, the execution and delivery of a Subordination Agreement, the terms of which will be binding on the Holder, and (b) irrevocably appoints and designates the Collateral Agent as the Holder’s attorney-in-fact for any and all such purposes and authorizes the Collateral Agent to perform obligations and take actions under the Subordination Agreement in accordance with the terms thereof. The Holder of this Note, whether upon original issue or upon assignment hereof, by such Holder’s acceptance hereof, agrees that this Note shall be subject to the provisions of such Subordination Agreement. Notwithstanding the foregoing, (i) at the Company’s request, the Holder agrees to execute and deliver to the Company a counterpart signature page to the Subordination Agreement, and (ii) the Collateral Agent shall not have any duties or responsibilities with respect to the subject matter of the Subordination Agreement, except those expressly set forth in the Subordination Agreement, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Subordination Agreement or otherwise exist against the Collateral Agent. The Company covenants that without the prior written consent of the Required Holders, it will not amend the Senior Debt to (1) extend the term of the Senior Debt such that its maturity date extends beyond the maturity date of the Notes or (2) increase the principal amount or the interest rate of the Senior Debt. The Company acknowledges and agrees that the Third Lien Notes are subordinate to this Note.

8.            Default; Acceleration; Waiver.

(a)     An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i)        The Company shall fail to make payment of any amount as required by this Note within thirty (30) days after the same becomes due and payable;

(ii)      Commencement of proceedings for the liquidation of the Company, or any other termination or winding-up of its existence or business,

(iii)      Material breach by the Company of any provision of the Security Agreement, provided, that such breach shall not be deemed an Event of Default if such breach is cured prior to the twenty-first (21st) day following the date the Company become aware of the factual circumstances giving rise to the breach;

(iv)      A material representation or warranty made by the Company in the Security Agreement shall prove to have been false in any material respect when made, provided, that such breach shall not be deemed an Event of Default if such breach is cured prior to the thirty-first (31st) day following the date the Company becomes aware of the factual circumstances giving rise to the breach, unless such breach has had a material impairment on the Holder’s rights under this Note;

(v)       Commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law;

(vi)      Commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement; or

(vii)     A default occurs under any mortgage, indenture or instrument by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness exists on the date of this Note or shall be created thereafter, which default (A) is caused by a failure to pay principal of or interest on such indebtedness prior to the expiration of any applicable grace period (a “Payment Default”), or (B) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of such indebtedness, together with the principal amount of any other indebtedness for money borrowed by the Company under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,500,000 or more.

(b)     The Company shall promptly, subject to any and all applicable grace or cure periods, furnish the Holders with written notice of the occurrence of any event or the existence of any event, circumstance, or condition which constitutes an Event of Default under the terms of this Note. Upon the occurrence of any Event of Default (other than an Event of Default as specified in Section 8(a)(v) or Section 8(a)(vi)) and so long as such Event of Default is continuing, subject to the provisions of Section 7 above and any Subordination Agreement, the Required Holders may, at their option and upon written notice of acceleration given to the Company, declare the entire unpaid portion of the principal amount and all unpaid accrued interest under the Notes due and payable. Subject to the provisions of Section 7 above and any Subordination Agreement, if an Event of Default specified in Section 8(a)(v) or Section 8(a)(vi) occurs and is continuing, then the entire unpaid portion of the principal amount and all unpaid accrued interest under the Notes shall automatically, and without any notice or any other action on the part of the Holder or any other holders of Notes, become due and payable immediately.

(c)     Prior to or after any notice of acceleration given to the Company, the Required Holders may, on behalf of all holders of the Notes, waive any Event of Default that has occurred hereunder and its consequences. Whenever any Event of Default hereunder shall have been waived as permitted by this Section 8(c), such Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing.

(d)     The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

9.            Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in the Purchase Agreement or (B) via email at the email address specified in the Purchase Agreement, prior to 5:30 p.m., New York City time, on a Trading Day (as defined in the Purchase Agreement), (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered (A) via facsimile at the facsimile number specified in the Purchase Agreement or (B) via email at the email address specified in the Purchase Agreement, on a day that is not a Trading Day or later than 5:30 p.m., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two Trading Days’ prior notice to the Company in accordance with this Section 9.

10.          Registration of Notes. The Company shall register this Note upon records to be maintained by the Company for that purpose (the “Note Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Note is permissibly assigned hereunder). The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment to the Holder, and for all other purposes, absent actual notice to the contrary.

11.          Registration of Transfers; Successors and Assigns.

(a)     Subject to the restrictions on transfer set forth in this Note and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Note may be assigned by the Holder. The Company shall register the permitted transfer of this Note in the Note Register, upon surrender of this Note, with the Form of Assignment attached hereto as Schedule 1 duly completed and signed, to the Company at its address specified in the Purchase Agreement, and (i) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of this Note may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c), (d), (f) and (k) of the Purchase Agreement, in each case to the Company at its address specified in the Purchase Agreement. Upon any such registration of transfer, a new promissory note in substantially the form of this Note (any such new promissory note, a “New Note”) shall be issued to the transferee. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. The Company shall prepare, issue and deliver at its own expense any New Note under this Section 11(a).

(b)     This Note may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction.

(c)     This Note shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Note shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Note.

12.          Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

13.          Miscellaneous.

(a)     Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived (including, without limitation, any Event of Default that has occurred hereunder) with the written consent of the Company and the Required Holders, provided that any such amendment or waiver affects and applies to all of the Notes. It shall not be necessary for the consent of the Holder or any other holder of a Note to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof

(b)     Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

(c)     This Note shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of any jurisdiction to the contrary.

(d)     The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e)     The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note under the Securities Act or applicable state securities laws.

(f)     The Holder, by acceptance of this Note, irrevocably consents and agrees to the terms of the Security Agreement. Without limiting the generality of the foregoing, the Holder (i) irrevocably consents to the Company’s selection of the Collateral Agent to serve in such capacity under the Security Agreement, (ii) irrevocably designates and appoints the Collateral Agent as the Holder’s collateral agent under the Security Agreement, (iii) irrevocably authorizes the Collateral Agent to execute and deliver the Security Agreement, to take the actions on the Holder’s behalf as set forth in the Security Agreement, and to perform such obligations and exercise such powers thereunder in accordance therewith, together with such powers as are reasonably incidental thereto, and (iv) acknowledges and agrees that (A) the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Agreement or otherwise exist against the Collateral Agent, and (B) the Collateral Agent shall not responsible for the terms or contents of the Security Agreement, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.

(g)     The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(h)     In the event that any provision of this Note is illegal, invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove illegal, invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)     No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(j)     It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

(k)     This Note may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same Note, and the agreement and acceptance of the Holder by counterpart is a valid agreement and acceptance.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

MRI INTERVENTIONS, INC.

By:
Name
Title

AGREED TO AND ACCEPTED BY:

Signature

Print Name

SCHEDULE 1

MRI INTERVENTIONS, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Note]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (the “Transferee”), whose address is set forth below, the within 12% Second-Priority Secured Non-Convertible Promissory Note Due 2019 (the “Note”) issued by MRI Interventions, Inc., a Delaware corporation (the “Company”), and appoints the Secretary of the Company as attorney to transfer the Note on the books of the Company, with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Note contemplated hereby is being made in compliance with Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Note by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to the undersigned’s actual knowledge, the statements made therein are true and correct; and

(d)

the undersigned understands that the Company may condition the transfer of the Note contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

The Transferee’s address is:

Dated:

(Person executing this Assignment signs here)	(Print name of person executing this Assignment)

(Signature must conform in all respects to name of the holder as specified on the face of the Note)

SIGNATURE GUARANTEED:

(Name of Bank, Trust Company or Broker)	(Official Signature)